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                                                                   EXHIBIT 10.17

                                  OEM AGREEMENT

        This OEM Agreement (hereinafter, "Agreement") is effective as of May 1, 1998, by and between Brocade Communications Systems, Inc., a corporation organized under the laws of the State of California, with its principal place of business at 1901 Guadalupe Parkway, San Jose, California 95131 (hereinafter, "Brocade") and Storage Technology Corporation (including its subsidiaries and affiliates), a company organized under the laws of the state of Delaware, with its principal place of business at 2270 South 88%gth%g Street, Louisville, Colorado 80022 (hereinafter, "OEM"). This Agreement will be administered on behalf of OEM by the Storage Tek Network Systems Group, with its principal place of business at 7600 Boone Avenue North, Minneapolis, Minnesota 55428. All primary correspondence to OEM with respect to this Agreement shall be sent to the Minnesota address.

                                    RECITALS

        WHEREAS, Brocade manufactures certain equipment useful for gigabit data communication interconnect products such as hubs, switches and transceivers which contain hardware components and software programs compatible with such equipment, and which Brocade is willing to provide to OEM on the terms and conditions set forth herein; and

        WHEREAS, OEM shall combine such equipment with other equipment, software programs and/or services so as to add Significant Value to Brocade's equipment to create OEM Products and to market the OEM Products on a "turnkey" basis;

        NOW, THEREFORE, the parties hereto, for consideration mutually exchanged, agree as follows:

1. DEFINITIONS. For purposes of this Agreement, the definitions below apply to the respective capitalized terms;

        (a) "End-User" A prospective customer of OEM or OEM's distribution channels to whom OEM Products are offered and/or sold for use in the regular course of such customer's business.

        (b) "End-User License Agreement" The form of OEM's license agreement set forth in Exhibit C and attached hereto, under which OEM grants an End-User a license to use the Software in conjunction with the Product as part of an OEM Product.

        (c) "OEM Products" Certain storage interconnect solutions and transceivers manufactured and sold by OEM consisting of combinations of the Products with other substantial value added equipment and software independently developed or procured by OEM, to be offered by OEM, together with related services, directly or indirectly to End-Users, on a turnkey basis.



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        (d)     "Products" Brocade's products and services set forth in the then current version of Exhibit A and attached hereto, including all model conversions, elements and accessories, whether incorporated into OEM Products or used as spares in support of OEM Products. All Products sold to OEM shall be newly manufactured products, not containing used materials, unless specifically agreed in advance by OEM and Brocade.

        (e) "Significant Value" The value added by the OEM through product enhancements, either hardware or software, tradename and significant sales/service leverage or also by other means approved, in advance and in writing, by Brocade.

        (f) "Software" The computer software incorporated within the Product which provides the basic operating environment for the Product.

2. TERM. This Agreement shall commence on the date set forth above and shall remain in full force and effect for a period of three (3) years, unless earlier terminated as provided herein. Thereafter, this Agreement shall automatically renew for successive one (1) year periods unless either party notifies the other party at least sixty (60) days prior to expiration of the Term. Notwithstanding the foregoing, this Agreement shall remain in full force and effect and shall apply to any accepted purchase order (hereinafter, "Order(s)") issued during the Term of this Agreement and until the obligations of each party, under such Orders, have been fulfilled.

3. OEM'S RESPONSIBILITIES. In consideration for the rights and licenses granted to OEM hereunder, OEM shall:

        (a) Combine the Product with other equipment and/or computer software programs independently developed or procured by OEM so as to create OEM Products;

        (b) Market, sell and deliver OEM Products directly or indirectly to End-Users;

        (c) Provide a copy of the appropriate End-User License Agreement, when applicable, to all customers and prospective customers as part of any OEM Products. The End-User License Agreement provided by OEM shall be at least as protective of Brocade's interests as Brocade's License Agreement;

        (d) Provide technical support for OEM Products directly or indirectly to End-Users, including all necessary maintenance, training, and support to enable proper operation of the OEM Products;

        (e)     Order, pay for, take delivery of and accept Products; and

        (f)     Protect Brocade's proprietary rights in the Software;

4. FORECAST. On the first working day of each month, OEM shall provide Brocade with a written minimum [*] rolling non-binding forecast of expected monthly purchases of



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Products. If OEM fails to timely provide Brocade with the forecast, Brocade reserves the right to extend the lead time for shipment of Products.

5. PRODUCT PRICES AND PAYMENT TERMS.

        (a) Prices for all Products are set forth in the then current version of Exhibit B and attached hereto. All freight, insurance, taxes, duties or other shipping expenses shall be borne by OEM. All prices, charges, and fees quoted by Brocade are in United States Dollars and all amounts to be paid by OEM shall be paid in United States Dollars.

        (b) Payment terms are [*] from the Invoice date. Invoices will be forwarded at the time of shipment. Amounts not paid [*] after the invoice date are subject to a late payment charge of the lesser of one and one-half percent (1.5%) or the maximum rate permitted by law, which shall be enforced if delinquency in payment is not promptly brought current upon notice by Brocade, or in the event of a continued pattern of delayed payments. OEM shall pay all of Brocade's collection costs and expenses to enforce and preserve Brocade's rights under this Section.

   [*]

6. ORDER, DELIVERY, AND ADMINISTRATION.

        (a) OEM shall initiate purchases of Products under this Agreement by issuing Orders to Brocade either in hard copy form, by fax, or by electronic data interchange (hereinafter, "EDI"). OEM's Orders shall be governed only by the terms and conditions of this Agreement. Any additional terms and conditions contained on any Order or other OEM document are of no force or effect, and Brocade hereby gives notice of objection to such additional terms.--

        (b) Orders are for the purpose of identifying types and quantities of Products to be shipped and requesting delivery times. Each Order placed by the OEM must include quantity, price, shipping instructions, agreed designated destination and billing addresses, part or model number, and desired delivery date, which date shall be no later than 120 days after the date of the Order. OEM shall forward all Orders to Brocade's principal office or as otherwise instructed by Brocade. Brocade reserves the right, in its sole discretion, to accept or reject, in whole or in part, any or all Orders placed by OEM that are not in compliance with this Agreement. Brocade shall use reasonable commercial efforts to notify OEM of the acceptance or rejection of an Order within [*] after receipt of the Order. Brocade shall use reasonable commercial efforts to meet such dates, but Brocade will not be liable for late delivery. If


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delivery is delayed beyond [*] OEM shall have the right to cancel an unshipped
Order, or portion thereof, without penalty. With OEM's prior approval, Brocade may make partial deliveries of Orders. Such deliveries will be invoiced and paid when due, without regard for subsequent deliveries.

        (c) All shipments shall be made [*] Shipments shall be sent to designated locations mutually acceptable to Brocade and OEM. Title in and the right of possession to such Products passes to OEM upon [*]. OEM is responsible for obtaining any insurance for the Products and for filing all claims with the carrier, or insurer, for damages or loss in transit.

7. PRODUCT DISCONTINUATION AND CHANGES.

        (a) Discontinuation of Products. Brocade may, from time to time, in its discretion, discontinue the offering of any Product by providing an End of Life notice (hereinafter "EOL") to OEM, effective [*] after written notice to OEM of such discontinuation. Such EOL notice will notify OEM of any special conditions, such as time frames for placing final Purchase Orders and accepting delivery thereof, and minimum order quantities, applicable to Brocade's acceptance of final Purchase Orders for certain EOL Products. EOL Product Purchase Orders are non-cancelable and are, if canceled by OEM, subject to a cancellation charge equal to the value of the EOL Products canceled. EOL Purchase Orders for EOL Products shall be considered as being in addition to Purchase Orders placed against forecasted requirements. Products shall be delivered within [*] after receipt of an EOL Purchase Order.

        (b) Changes to Products. Brocade reserves the right to introduce modifications to the Products, so long as the product specifications are not adversely affected. Brocade will use reasonable commercial efforts to inform OEM of significant product changes prior to their implementation in units shipped to OEM. It is recognized by the parties that there may be optional changes requested by either OEM or by Brocade which are not required to make the Products conform to their specifications. The cost of implementing such changes, if any, (including kits and labor) on previously delivered units shall be borne by OEM. Brocade shall not change any elements affecting the OEM's unique image associated with the Products, including OEM's logo, labeling or packaging, without OEM's prior approval.

        (c) In the event that changes that may affect the form, fit, function, [*] Brocade shall first obtain OEM's approval, which shall not be unreasonably withheld. After mutual agreement that any such changes are to be made, Brocade shall promptly ensure that such changes ("Mandatory Engineering Changes") are included at no additional charge to OEM in all Products which are not yet delivered to OEM. OEM may also request that Brocade incorporate such changes to Products previously delivered under the warranty provisions of Section 11.


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8. CANCELLATION AND RESCHEDULING

        (a) OEM may cancel or reschedule the quantity on any Order previously accepted by Brocade by sending written notice to Brocade, subject to the following limitations. Each Order may be rescheduled only once. Any rescheduling may not delay delivery for more than [*] but in no event beyond the Term of this Agreement, Cancellation requests for quantities on Orders that have already been rescheduled will be subject to charges and limitations based upon the original scheduled delivery date, which may preclude a cancellation due to the [*] limitation. The following charge will apply:


           Number of Days prior to           Cancellation charges        Rescheduling charges
             scheduled delivery                  per unit                      per unit
               91 days or more                     [*]                            [*]
                  61-90 days
                  31-60 days
                  0-30 days


        (b) Cancellation and/or rescheduling charges, [*] are subject to [*] terms from the date of OEM's request subject to such charges.

9. INSPECTION, ACCEPTANCE, RETURN, AND SPARING.

        (a) OEM shall promptly inspect all Products shipped to OEM upon receipt thereof and may reject any item that falls substantially to conform to the then current specifications. To reject a Product, OEM shall, within [*] after receipt of the Products notify Brocade of any defect or deficiency and request a Return Material Authorization number (hereinafter "RMA"). If no notice is given within that time, then the Products shall be deemed accepted and thereafter are returnable only for warranty repair. Products which fail upon initial installation at End-User locations may be deemed by OEM as "DOA", so long as such initial failures are reported by OEM not later than [*] from the date of shipment by Brocade. Brocade shall use commercially reasonable efforts to provide replacements for DOA units on an expedited basis to be received at the Continental US location specified by the OEM within [*] of receipt of the returned DOA units. Brocade shall have the right to utilize the [*] spare inventory (as defined in section 9(d)) for fulfillment of this DOA replacement, which does not waive Brocade's obligation for maintaining the [*] spares inventory.

        (b) Within [*] of receiving an RMA number, which shall be issued by Brocade within two (2) business days of OEM's request, OEM shall return rejected or DOA Product(s), freight prepaid and properly insured, in the original shipping carton, or in other suitable protective packaging if the original carton is no longer available, FOB destination with the RMA number displayed on the outside of the carton, to the address and by the shipping means, as


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specified by Brocade in the RMA. Product returns will not be accepted by Brocade without an RMA number.

        (c) If Brocade confirms the defect, Brocade shall, at Brocade's option and expense, either repair or replace the Product or issue credit to OEM. Brocade shall reimburse OEM for the shipping charges to return properly rejected Product and for the shipment of the replacement Product; otherwise OEM shall be responsible for all shipping charges.

        (d) Brocade [*] of spare parts which are specified and paid for by the OEM. The procedures for maintaining, configuring, testing, and shipping of spares will be defined in the technical support procedures. Maintenance of the level of [*] spare inventory is the responsibility of the OEM.

10. TECHNICAL SUPPORT.

The parties agree to negotiate in good faith to develop and honor the terms of mutually acceptable technical support procedures which shall define the responsibilities of each party with respect to end user support, including provisions to address continuously available emergency support, appropriate levels of support and means of communicating issues between the parties, and problem tracking and escalation procedures.

11. WARRANTY LIMITATION.

        (a) BROCADE WARRANTS AND REPRESENTS TO THE OEM THAT THE PRODUCTS DELIVERED TO OEM BY BROCADE WILL PERFORM SUBSTANTIALLY IN ACCORDANCE WITH BROCADE'S PUBLISHED PRODUCT SPECIFICATIONS FOR A PERIOD OF [*] FROM THE DATE OF SHIPMENT ("WARRANTY PERIOD"). TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BROCADE DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THIS LIMITED WARRANTY PROVIDES THE OEM WITH SPECIFIC LEGAL RIGHTS IN ADDITION TO OTHER LEGAL RIGHTS WHICH VARY FROM STATE TO STATE.

        (b) During the Warranty Period Brocade shall, at its sole option and expense, repair or replace any hardware Product, or part or component thereof, which Brocade determines was defective in material or workmanship. Products shipped as exchanged units under this Section 11, (i) may be newly manufactured,
(ii) may be assembled from new or serviceable used parts that are equivalent to new parts in performance, or (iii) may have been previously installed, but in other respects meets the Product specifications.

        (c) OEM shall request and receive an RMA number, which shall be issued by Brocade within two (2) business days of OEM's request, for repair of Product prior to return for repair. OEM shall use reasonable commercial efforts to return Product with defects covered by the foregoing warranty to Brocade, [*] pursuant to the shipping and other requirements specified by Brocade in its RMA, within [*] of issuance of the RMA number. Brocade shall use reasonable commercial efforts to ship repaired/replacement Product


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within [*] but in no event later than [*] of receipt of the defective units.
Repair or replacement of the Product does not extend the Warranty Period.

        (d) OEM's sole and exclusive remedy for breach of any of the foregoing warranties shall be to seek repair or replacement of the affected Product, and, if such repair or replacement is not effected after reasonable notice and opportunity for remedial action by Brocade, to obtain repayment of any amounts paid to Brocade for that Product.

        (e) This warranty does not apply to any Product which (i) has been altered, except by Brocade or at Brocade's direction, (ii) has been improperly handled, installed, operated or packaged, or (iii) has been damaged by accident, misuse, negligence, or external factors such as failure or fluctuation of electrical power or air conditioning which subjects Products to conditions beyond their specification, fire, flood, or failures induced by interconnection with non-Brocade products.

        (f) During the Term of this Agreement, any repair or reconditioning of any Product not covered by warranty shall be subject to Brocade's then standard out of warranty prices, terms, and conditions.

        (g) Brocade and OEM agree to work together to minimize no-trouble-found
(NTF) returns to Brocade by identifying and correcting the root cause. If the NTF returns exceed 5% of all returns, and if OEM is not participative or effective at problem resolution, and Brocade gives OEM thirty day written notice, Brocade may invoke the NTF charges as defined in Exhibit B.

12. LIMITATION OF LIABILITY.

        (a) Brocade's entire liability, for any and all damages, arising out of or relating to this agreement or the products, shall in no event exceed [*].

        (b) Notwithstanding any other provision in this Agreement to the contrary, neither party shall be liable for any incidental, indirect, special or consequential damages, including loss of profits, revenue, data or use, or cost of procuring substitute services or goods, incurred by either party or any third party, whether in an action in contract or tort or an action based on a warranty claim, even if the other party, or any other person, has been advised of the possibility of such damages and notwithstanding any failure of essential purpose of any limited remedy provided herein.

13.     INTELLECTUAL PROPERTY INDEMNIFICATION.

        (a) Brocade will defend, at its expense, any suit or proceeding brought against the OEM to the extent that such action is based on a claim that Products manufactured or developed and supplied by Brocade to the OEM hereunder constitute a direct infringement of any duly [*]. Brocade will pay all damages and costs finally awarded against the OEM in any such action which are attributable to such claim, provided that Brocade is promptly informed in writing and furnished a copy of each communication, notice or other action relating to the alleged infringement and is given the authority, information and


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assistance necessary to defend or settle such claim. OEM shall have the right, at its expense, to participate in any such claim or action.

        (b) Brocade will not be obligated to defend or be liable for costs and damages if the infringement arises out of compliance with the OEM's specifications or from a combination with or an addition to Products not manufactured or developed by Brocade, modifications of the Products after delivery by Brocade or the use of such Products beyond that established or approved in writing by Brocade. Should the Products delivered by Brocade become, or in Brocade's opinion be likely to become, the subject of a claim of infringement of any duly [*] then Brocade may, at its option, (i) procure for the OEM the right to use such Products free of any liability or infringement or
(ii) replace such Products with non-infringing substitutes or modify such Products to be non-infringing, (in either case with no material degradation in performance) or (iii) if neither (i) nor (ii) is available, [*] accept the return of such Products.

14. TERMINATION.

        (a) Either party may terminate this Agreement for a material breach of this Agreement if the defaulting party has not cured such breach within thirty
(30) days after receipt of notice that it has breached a provision of this Agreement and/or such defaulting party has not begun substantial efforts to cure any such breach which requires more than thirty (30) days to correct.

        (b) Either party may terminate this Agreement, effective immediately and without liability, upon written notice to other party if the other party (i) becomes insolvent, (ii) declares bankruptcy, (iii) becomes the subject of any proceeding seeking relief, reorganization or rearrangement under the laws relating to insolvency, (iv) makes an assignment for the benefit of its creditors, or (v) commences the liquidation, dissolution or winding up of its business.

15. PROPRIETARY RIGHTS.

        (a) Brocade retains all of its right, title and interest in and to all patents, copyrights, trademarks, tradesecrets, mask works and other intellectual property embodied in the Products (for purposes of this Section, "Intellectual Property") including any improvements or enhancements to the Products. OEM may not copy, reproduce, distribute, (except as set explicitly forth in this Agreement), reverse engineer, decompile or disassemble the Products or Intellectual Property, as the case may be. No rights or licenses, with respect to the Products or Intellectual Property, are granted or deemed granted hereunder, except as explicitly set forth in this Agreement. All Product(s) incorporated into OEM Products shall be marked with such copyright, patent, proprietary legends, restrictions or other notices as Brocade may reasonably require to protect its interests or Brocade's suppliers' interests therein.

        (b) OEM retains all proprietary rights in and to all designs, engineering details, schematics, drawings, specifications, software, business data and other similar data which may


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
be provided to Brocade unless OEM specifically requests changes to be incorporated in Brocade's standard product. Brocade shall not sell Products containing unique elements, features, or characteristics developed by OEM or based specifically upon OEM's specifications to any third party without OEM's written consent.

        (c) Each party agrees (i) to hold the other party's confidential information in strict confidence, (ii) not to disclose such confidential information to any third parties, and (iii) not to use any confidential information for any purpose except for the business purpose.

16. SOFTWARE LICENSE. Notwithstanding anything to the contrary contained herein, title to all Software shall remain with Brocade or its suppliers, as applicable. Brocade hereby grants to OEM a nonexclusive, nontransferable right and license to distribute copies of the applicable Software solely in conjunction with the distribution of the Products, as part of OEM Products, to End-Users during the term of this Agreement. No modification or preparation of derivative works of the Software whatsoever is permitted. The Software is provided and is authorized to be installed, executed and used only in machine-readable, object code form.

17. RESTRICTED MANUFACTURING RIGHTS.

        (a) Events. The rights described in Section 17(b) shall become effective during the term of this Agreement for a specific Product when:

                (a1) OEM has given notice to Brocade of its intent to establish a funded escrow account for the Product accompanied by payment of fees as detailed in Exhibit D, Restricted Manufacturing Rights Fees and Requirements, and either

                (a2) Brocade becomes bankrupt or insolvent, becomes the subject of any proceedings seeking relief or reorganization which are not stayed within ninety (90) days, or makes an assignment for the benefit of creditors; or

                (a3) otherwise, only after [*] and then only upon the occurrence of situation (i) below and at least one or more of the situations
            (i) through (iv):

                (i) Brocade fails to deliver at least [*] of the scheduled delivery quantities during any [*] and such default has not been cured within [*] after receipt of written notification from OEM, except for events of Force Majeure or allocation which are reasonably beyond the control of Brocade, including, but not limited to, scarcity of parts or components within the industry and/or such increased market demand that would necessitate allocation of Product; or

                (ii)    OEM has placed Brocade on "Stop Ship" as provided is
                        Section 19(b) for a Manufacturing Quality problem (as distinct from a Design problem) and Brocade has failed to cure such event within sixty (60) days after receipt of OEM's Stop Ship notice; or


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


                (iii) One-hundred-eighty (180) days after the time when Brocade provides an EOL notice pursuant to Section 7(a), then Brocade and OEM agree to negotiate in good faith to support OEM's existing long-term obligations, this support to include the necessary and foreseeable EOL purchases and the thresholds for invoking (this) Restricted Manufacturing Rights section; or

               (iv) Brocade is merged or consolidated with or into a competitor of OEM ("Competitor") or enters into a cooperative arrangement with a Competitor which is the functional equivalent of such an acquisition or merger or consolidation; and thereafter Brocade fails to deliver at least [*] of the scheduled delivery quantities during any [*] period; and such reduced deliveries have not been cured within [*] after written notification from OEM.

        (b) Rights Granted. Brocade hereby grants to OEM, which shall become effective on the occurrence of the appropriate events set forth in Section 17(a), parts (a2) or (a3), a non-exclusive, [*] non-transferable, right and license to manufacture or have manufactured such Product and related parts thereof, as necessary for sale of OEM Products as defined in Section 1c herein, in consideration of the payment by OEM of a mutually agreed-upon royalty, not to exceed thirty-three-percent (33%) of the then-current OEM Price of the said Product, but only until such time as Brocade may give reasonable assurance to OEM that Brocade has cured the default condition that gave rise to granting the rights here before stated. No such royalty as described above in this paragraph shall be due in the case that this paragraph is invoked because of the bankruptcy or insolvency of Brocade as defined in Section 17(a),part (a2) above.

18. INSTALLATION SUPPORT. Upon OEM's written request, Brocade will, at no charge for Brocade's employee's time, assist in installing Products purchased hereunder at the first two (2) customer sites, charging only for reasonable travel and living expenses.

19. QUALITY ASSURANCE.

        (a) In an effort to maintain the quality of the manufacturing and other processes related to the Products, Brocade agrees to not make a material move in its current manufacturing facilities without the prior written consent of OEM, which consent shall not be unreasonably withheld. Brocade shall maintain an effective quality control system which shall ensure that the entire process of design, manufacture and repair, including packaging and shipping, is maintained under continuous control. Brocade's systems shall ensure that all Product specifications and test specifications for the Products are satisfied, including workmanship standards. Upon request, Product specifications and test specification shall be made available to OEM. Brocade shall develop and implement continuous quality improvement methodologies to monitor, control, and improve its processes and Products, including obtaining and maintaining appropriate ISO 9000 certifications, including ISO 9002 at Brocade's manufacturing partners' facilities.

        (b) Brocade and OEM agree to work together to ensure a "Plug-and-Play" rate of greater than or [*] for the Products over the term of this Agreement. Upon any occurrence of a "Plug-and-Play" failure, OEM and Brocade will work together to promptly identify and correct


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


the root cause of the failure. If a subsequent failure is reported prior to resolution of the preceding occurrence OEM reserves the right to place Brocade on a "Stop Ship" and Brocade shall not resume shipments to OEM until Brocade and OEM have identified the cause of the quality problem and have agreed upon a course of action to correct such problem. If resolution of the problem is not resolved within [*] of the "Stop Ship", OEM may cancel any undelivered quantities on Orders for Products without payment of cancellation charges per
Section 8(a).

20. RELIABILITY. Brocade's Products are designed for long life and robustness and should generally perform to their specifications for up to five years (the "Service Life"). If the Products fail to meet their reliability standards by more than [*] during their Service Life, as measured by mutually agreeable means, Brocade shall use all reasonable commercial efforts to implement appropriate corrective actions as may be necessary in order to achieve such reliability standards.

In addition, if OEM experiences an actual field failure rate on a population of Products that fails to meet their reliability standards of such Products by more than [*] and which causes additional service requirements on the part of OEM over and above those assumed in the Product specifications, then Brocade shall extend the original Warranty Period of such population of units to [*] (or such longer period as may mutually agreed based upon the specific circumstance) as compensation for OEM's additional service expenditures.

21. DOCUMENTATION. Brocade hereby grants to OEM, without additional charge, the right to reproduce, copy, display, translate, modify and private label any documents/manuals of the general categories (unless specifically prohibited) of
(i) Product description, (ii) installation, maintenance, reference, or diagnostics, or (iii) user guides, for use by OEM or OEM's customers to sell and maintain the Products when sold or provided in conjunction with OEM Products and further grants to OEM the right to grant its subsidiaries and distributors appropriately restricted rights to copy such documentation solely for use in selling and maintaining OEM Products at OEM's End-Users. All such documentation shall bear OEM's trade name, trademark and logo (and shall not bear any evidence of Brocade's trade name, trademark, or logo or other ownership rights, unless distributed in a completely unmodified form from that originally supplied by Brocade), and shall also contain a restrictive legend regarding distribution and copying rights furnished by OEM. Use of OEM's trade name, trademark or logo shall not diminish Brocade's right, title or interest in any documentation owned by Brocade or Brocade's suppliers. OEM hereby agrees to assist in the enforcement and protection of Brocade's rights, title, or interests thereto.

22. GENERAL PROVISIONS.

        (a) Force Majeure. Neither party shall be liable for its inability to perform due to causes beyond its reasonable control such as acts of God, fire, theft, war, riot, embargoes, civil insurrections, labor or transportation strikes, flood, earthquake, volcanic eruption, shortages of material or energy, acts of civil, military or government authorities, acts of public enemy, terrorist acts or sabotage. If either party's performance is to be delayed by any such


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

contingencies, that party's performance shall be extended for a reasonable period of time provided the delayed party gives prompt notice to the other party of such delays.

        (b) Independent Contractors. Brocade and OEM are independent contractors. Neither party has the authority, express or implied, to assume or create any obligations, responsibility or liability on behalf of the other party nor to bind the other party in any manner.

        (c) Confidentiality. Both parties agree to keep the information contained in this Agreement confidential and not to disclose any of the terms and conditions of this Agreement, to any third parties, without the prior written consent of the other party.

        (d) Survivability. In the event that this Agreement expires or is terminated for any reason by either party hereto, each party's duties and obligations that by their nature would normally extend beyond the term of this Agreement, shall do so.

        (c) Responsibility for Taxes. Taxes imposed with respect to the transactions contemplated hereunder (with the exception of income taxes or other taxes imposed upon Brocade and measured by the gross or net income of Brocade), shall be the responsibility of OEM.

        (f) Export Regulations. The parties hereto acknowledge and agree to comply with the laws and regulations of the United States which restrict the export of commodities and technical data of United States origin.

        (g) Notice. All notices, Orders, acceptances of Orders given under this Agreement shall be made in writing and will be effective (i) when delivered, if delivered in person, (ii) during the business day of receipt (or the next business day if not received during a normal business hour), if by telecopy and confirmed with the receiving party by telephone, or (iii) three (3) days after depositing same in the U.S. mail as registered mail, return receipt requested, postage prepaid and addressed to the other party at the address of the other party set forth on the first page hereof or at such other address as may be specified to the other party via notice in accordance with this Section (g).

        (h) Assignment. Either party may delegate or assign any of its rights, duties, or obligations under this Agreement provided prior written notice is given to the other party.

        (i) Severability. If any provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court and the parties shall negotiate, in good faith, a substitute, valid, and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

        (j) Waiver. The failure or delay of either party to require performance by the other party hereto, or to enforce its rights under any provision of this Agreement, shall not affect the rights with respect to such provision unless and until such performance has been waived in writing by such party.

        (k) Inventory. OEM shall stock inventory of Products and replacement/spare units sufficient to fulfill its obligations under this Agreement.

        (l) Insurance. At its sole cost and expense, Brocade shall carry and maintain Commercial and General Liability Insurance covering all operations of Brocade, including but not limited to products, completed operations, and contractual liability, against claims for personal and bodily injury and property damage with a combined single limit of [*].

        (m) Compliance with Law. The parties hereto shall comply with all laws applicable to the manufacture and sale of the Products or OEM Products, including, by way of example and not limitation, Executive Order 1126 as amended by Executive Order 11375 (non-discrimination in employment) and the U.S. Clean Air Act of 1990. Brocade shall use reasonable efforts to give OEM as much notice as is practicable in the event Brocade uses ozone depleting chemicals in the manufacture of the Products. OEM reserves the right to reject any Products manufactured utilizing or containing such materials if OEM has not been previously notified of the same.

        (n) Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of California.

        (o) Audit Rights. OEM may, upon five (5) business days' prior notice, audit Brocade's manufacturing sites to review Brocade's manufacturing processes, statistical process control records, quality assurance procedures, packaging and shipping procedures and other related procedures, functions or facilities of Brocade which produce Products bought by OEM under the terms of this Agreement, but only to the extent such audit does not unreasonably disrupt Brocade's business in which case the parties shall mutually agree upon a more reasonable time period for such audit.

        (p) Regulatory Responsibility. The responsibility to obtain and maintain regulatory approvals for the Products shall remain with Brocade.

        (q) Statute of Limitations. No action, regardless of form, arising from the transactions under this Agreement, may be brought by either party more than three (3) years after the cause of the action has accrued.

        (r) Training. At times and places to be mutually agreed upon, Brocade will offer OEM training courses for OEM's personnel. Brocade shall provide such courses [*] associated with any Brocade [*] materials consumed by OEM's attendees at such training classes. OEM shall pay all expenses of its personnel for travel, food, and lodging. Additional training courses will be provided upon reasonable request at a rate of [*] to cover instruction costs. Enrollment in training classes will be limited to a maximum of [*].

        (s) Brocade warrants that the Item will operate without error or interruption related to date data in the same manner in the 21st Century as it does in the 20th Century so as not to cause


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

abnormal output or incorrect values, unless Product's operation is dependent upon and noncompliance is caused by other Products over which Brocade has no control.


        (t) Entire Agreement. This Agreement, including the Exhibits attached hereto, constitutes the entire agreement between the parties and no modifications or waiver of any of the provisions or any future representation, promise or addition shall be binding upon the parties unless agreed to in writing. This Agreement supersedes and cancels any prior discussions, understandings or agreements, whether written or verbal, in their entirety.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their authorized representatives as set forth below:

BROCADE CORPORATION                                          [OEM]

By: /s/ Signature Illegible                    By: /s/ Signature Illegible
    ---------------------------                    ----------------------------
Title: CEO                                     Title: VP, Gn Mgr. S
       ------------------------                      ---------------------------
Date: 5/28/98                                  Date: 5/29/98
      -------------------------                      ---------------------------

                                    EXHIBIT A

                                    PRODUCTS

Brocade Model #             OEM Part #            Description
B1630-STK                   8912998101            Silk Worm II "Privatized" Per Storage Tek Specification
                                                  Base unit, not orderable.
X1003                       8912998201            G Port Card (two ports, no GBICs)
X1015                       8912999201            FL Port Card (two ports, no GBICs)
X1017                       8912998401            Copper GBIC
X1006                       8912998301            Short Wave Optical GBICX10118912998501             Slide
Rack Kit

OEM may order Products from Brocade in a number of pre-defined configurations which are defined in the pricing table in Exhibit B.

                                    Qty. of           Qty. of
                                    G Ports           FL Ports
                 Base Unit          Cards             Cards
Models           (8912998101)       (8912998201)      (8912999201)      Description
------           ------------       ------------      ------------      -----------
SNFCS41               1                   6                2            Switch, 12 G Ports & 4 FL Ports

SNFCS42               1                   4                4            Switch, 8 G Ports & 8 FL Ports

SNFCS43               1                   2                6            Switch, 4 G Ports & 12 FL Ports



                     Qty. of Copper          Qty. of Short Wave
                     GBICs                   Optical GBICs
Features             (8912998201)            (8912998201)               Description
--------             ------------            ------------               -----------
SNFCS4x-GB01               12                     4                     12 Copper & 4 Short Wave Laser
                                                                        GBIC Option
SNFCS4x-GB02               8                      8                     8 Copper & 8 Short Wave Laser
                                                                        GBIC Option
SNFCS4x-GB03               4                      12                    4 Copper & 12 Short Wave Laser
                                                                        GBIC Option
SNFCS4x-GB05               0                      16                    16 Short Wave Laser GBIC Option

"x" = 1, 2, or 3; Per STK Standards, a Feature is an 11 alpha-numeric character string, the first seven of which are the Base Model into which the Feature may be installed. Technically, we have 12 Features defined for the GBIC's.

                              RELIABILITY STANDARDS

Brocade Product            OEM Part #        Description                    [*]

B1630-STK                  8912998101        Silkworm II "Privatized"       [*]
                                             No Port cards                  [*]
                                             No GBICs.                      [*]
X1003                      8912998201        G Port Card, No GBIC.          [*]
X1015                      8912999201        FL Port Card, No GBICs.        [*]
X1017                      8912998401        Copper GBIC.                   [*]
X1006                      8912998301        Short Wave Optical GBIC        [*]

[*]
                          * At 40 Degrees C., Sea Level

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT B
                                   PRICE LIST

OEM may order Products from Brocade in a number of pre-defined configurations which are defined in the following table with each configuration priced separately.

          Description                           STK Model           Brocade                      Price
         --------------                        ----------         Part Number                   -------
                                                                  ----------
SilkWorm II, 12 G Ports, 4 FL Ports              SNFCS41          SK-1630-0001                     [*]

GBICs Set, 12 Cu, 4 SWL                       SNFCS41-GB01        SK-1630-0002                     [*]

GBICs Set, 8 Cu, 8 SWL                        SNFCS41-GB02        SK-1630-0003                     [*]

GBICs Set, 4 Cu, 12 SWL                       SNFCS41-GB03        SK-1630-0004                     [*]

GBICs Set, 0 Cu, 16 SWL                       SNFCS41-GB05        SK-1630-0005                     [*]

SilkWorm II, 8 G Ports, 8 FL Ports               SNFCS42          SK-1630-0006                     [*]

GBICs Set, 12 Cu, 4 SWL                       SNFCS42-GB01        SK-1630-0007                     [*]

GBICs Set, 8 Cu, 8 SWL                        SNFCS42-GB02        SK-1630-0008                     [*]

GBICs Set, 4 Cu, 12 SWL                       SNFCS42-GB03        SK-1630-0009                     [*]

GBICs Set, 0 Cu, 16 SWL                       SNFCS42-GB05        SK-1630-0010                     [*]

SilkWorm II, 4 G Ports, 12 FL Ports              SNFCS43          SK-1630-0011                     [*]

GBICs Set, 12 Cu, 4 SWL                       SNFCS43-GB01        SK-1630-0012                     [*]

GBICs Set, 8 Cu, 8 SWL                        SNFCS43-GB02        SK-1630-0013                     [*]

GBICs Set, 4 Cu, 12 SWL                       SNFCS43-GB03        SK-1630-0014                     [*]

GBICs Set, 0 Cu, 16 SWL                       SNFCS43-GB05        SK-1630-0015                     [*]

* Includes Web Tools Software bundle at no extra charge.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


Field Replaceable Units (FRUs) Pricing:

X1006                 GBIC, short wave length     [*]

X1017                 GBIC, copper                [*]

X1011                 Slide RackMount Kit         [*]

Warranty Advanced Exchange Product Price: [*] plus receipt of return unit within [*]. Out of Warranty Repair Price:

                      Switch: [*]
                      SFL/G Port Card: [*]
                      GBIC swl: [*]
                      GBIC copper: [*]

No Trouble Found (NTF) Charges: [*]

                      Switch: [*]
                      FL/G Port Card: [*]

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT C

                           END-USER LICENSE AGREEMENT

The form(s) of the End-User License(s) that are applicable will be supplied as an amendment replacing this Exhibit C.

Both parties will negotiate the language of the End-User License as referenced in Section 1(b).

                                    EXHIBIT D

              RESTRICTED MANUFACTURING RIGHTS FEES AND REQUIREMENTS

The parties hereto agree to negotiate a separate written agreement ("Escrow Agreement") with Brocade's designated "Escrow Agent" upon written request of OEM. Such agreement shall provide for OEM to pay all costs, fees and charges of the Escrow Agent for performing its functions as escrow agent.

Upon fulfillment of the obligations of Section 17(a1) by OEM, and within thirty
(30) days of execution of the Escrow Agreement, Brocade shall promptly deposit with Escrow Agent, if not previously provided, all such Brocade information that exists that would be required to support the manufacture, sale, and support of the Product or Products which OEM specifies.

Nothing herein shall require that Brocade create any additional documentation or information beyond that which Brocade has already created and normally makes available to have the Product or Products manufactured for its own resale purposes.

Brocade shall also, in a timely manner, keep such information deposited with the Escrow Agent current by supplying all related Product ECOs, process changes, specifications, etc., so long as OEM has paid to Brocade the appropriate fees and maintains with the Escrow Agent a current relationship.

        Fees payable to Brocade for Escrow Services related to Manufacturing Rights

1.      Initial Escrow Deposit Fee (one time, per Product)         [*]

2.      Escrow Account Administration and Maintenance
                  ECO Deposit Fee (per ECO package)                [*]
                  Clerical (one hour minimum)                      [*]
                  Consultation                                     [*]
                  Outside costs                                    [*]

Initial Escrow Deposit Fee(s) and Account Administration and Maintenance fees shall be invoiced and paid in advance, in minimum increments of [*].

Brocade may exercise reasonable practices to group or accumulate ECOs and/or related information for deposit with the Escrow Agent so as to minimize costs for both Brocade and OEM.



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.